Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3/A of Micrus Endovascular Corporation of our report dated December 6, 2005 relating to the financial statements of Micrus Endovascular UK Limited (formerly Neurologic UK Limited), which appears in the Current Report on Form 8-K/A of Micrus Endovascular Corporation dated December 6, 2005.
/s/ PricewaterhouseCoopers LLP
Sheffield, United Kingdom
June 29, 2006